Morgan Stanley New York Tax-Free Income Fund
                     Item 77(o) 10f-3 Transactions
                   July 1, 2001 - December 31, 2001

Security  Date     Price    Shares   %of     Total       Purcha  Broker
          of       Of       Purchas  Assets  Issued      sed
          Purcha   Shares   ed                           By
          se                                             Fund
NY State  10/19/   $104.56  500,000  0.36%   $338,715,0  0.15%   Lehman
Thruway   01       4                         00                  Brothe
Auth. Hwy                                                        rs
& Bdge,
Ser 2001
(MBIA)
Triboroug 11/07/   Various  3,000,0  2.16%   $1,125,720  0.27%   Bear
h Brdg &  01                00               ,000                Stearn
Tunl                                                             s
Auth, NY,
Ser 2001
A (Aa3/AA-
)